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                               CONSENT OF COUNSEL

                                AIM GROWTH SERIES

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers" in the Statements of Additional Information for (i) the retail classes of the eleven series portfolios of AIM Growth Series (the "Trust") and
(ii) the institutional classes of AIM Basic Value Fund, AIM Conservative Allocation Fund, AIM Global Equity Fund, AIM Growth Allocation Fund, AIM Income Allocation Fund, AIM International Allocation Fund, AIM Mid Cap Core Equity Fund, AIM Moderate Allocation Fund, AIM Moderate Growth Allocation fund, AIM Moderately Conservative Allocation Fund, and AIM Small Cap Growth Fund, each a series portfolio of the Trust, which are included in Post-Effective Amendment No. 64 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-57526), and Amendment No. 60 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2699), on Form N-1A of the Trust.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
April 17, 2006